[FIRST UNION LOGO]                          THE MONEY STORE ASSET BACKED CERTIFICATES                          RECORD DATE: 01/31/02
                                                          SERIES 1998-I                                 DETERMINATION DATE: 02/12/02
                                                 STATEMENT TO CERTIFICATEHOLDER                          DISTRIBUTION DATE: 02/15/02
                                                                                                                                   A
===============================================================================================================================
                                                    ORIGINAL              BEGINNING
                               Certificate         Certificate           Certificate
    Class          Cusip          Rate               Balance               Balance            Interest           Principal
===============================================================================================================================
     AH         60934YAP5      2.09000%         155,250,000.00         19,911,044.43          35,834.35         2,930,235.57
 Factors per
  Thousand                                                                                   0.23081706          18.87430319
-------------------------------------------------------------------------------------------------------------------------------
    MH-1        60934YAV2      2.37000%          16,750,000.00         16,750,000.00          34,183.96              0.00
 Factors per
  Thousand                                                                                   2.04083333           0.00000000
-------------------------------------------------------------------------------------------------------------------------------
    MH-2        60934YAW0      2.57000%          15,250,000.00         15,250,000.00          33,749.10              0.00
 Factors per
  Thousand                                                                                   2.21305556           0.00000000
-------------------------------------------------------------------------------------------------------------------------------
     BH         60934YAX8      3.67000%          12,750,000.00         12,750,000.00          40,293.54              0.00
 Factors per
  Thousand                                                                                   3.16027778           0.00000000
-------------------------------------------------------------------------------------------------------------------------------
  POOL                                          200,000,000.00         64,661,044.43         144,060.95         2,930,235.57
  Totals                                                                                     2.22794029          45.31686111
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
    X                 n/a      0.00000%                   0.00                  0.00               0.00                 0.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  TOTALS                                        200,000,000.00         64,661,044.43         144,060.95         2,930,235.57
===============================================================================================================================

=============================================================================
                       CURRENT                                      ENDING
                       Realized           Total                  Certificate
    Class                Loss          Distribution                Balance
=============================================================================
     AH                  0.00           2,966,069.92            16,980,808.86
 Factors per
  Thousand                               19.10512025             109.37719073
-----------------------------------------------------------------------------
    MH-1                 0.00              34,183.96            16,750,000.00
 Factors per
  Thousand                                2.04083333            1000.00000000
-----------------------------------------------------------------------------
    MH-2                 0.00              33,749.10            15,250,000.00
 Factors per
  Thousand                                2.21305556                 1,000.00
-----------------------------------------------------------------------------
     BH                  0.00              40,293.54            12,750,000.00
 Factors per
  Thousand                                3.16027778                 1,000.00
-----------------------------------------------------------------------------
  POOL                   0.00           3,074,296.52            61,730,808.86
  Totals                                 47.54480140             308.65404430
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
    X                    0.00                   0.00                     0.00
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
  TOTALS                 0.00           3,074,296.52            61,730,808.86
=============================================================================

WELLS FARGO BANK MINNESOTA, N.A.                      CUSTOMER SERVICE - CTSLINK
SECURITIES ADMINISTRATION SERVICES                       TELEPHONE: 304-815-6600
7485 NEW HORIZON WAY                                           FAX: 301-846-8152
FREDERICK, MD 21703

[FIRST UNION LOGO]                          THE MONEY STORE ASSET BACKED CERTIFICATES                          RECORD DATE: 01/31/02
                                                          SERIES 1998-I                                 DETERMINATION DATE: 02/12/02
                                                 STATEMENT TO CERTIFICATEHOLDER                          DISTRIBUTION DATE: 02/15/02
                                                                                                                                   A


                                                       Certificate Information
                                                       -----------------------

                         Interest       Carry Forward     Applied Realized      Realized       Unpaid Realized
                        Requirement        Amount            Loss Amount       Loss Amount       Loss Amount

          AH             35,834.35          0.00                0.00              0.00              0.00
         MH-1            34,183.96          0.00                0.00              0.00              0.00
         MH-2            33,749.10          0.00                0.00              0.00              0.00
          BH             40,293.54          0.00                0.00              0.00              0.00

WELLS FARGO BANK MINNESOTA, N.A.                      CUSTOMER SERVICE - CTSLINK
SECURITIES ADMINISTRATION SERVICES                       TELEPHONE: 304-815-6600
7485 NEW HORIZON WAY                                           FAX: 301-846-8152
FREDERICK, MD 21703

[FIRST UNION LOGO]                          THE MONEY STORE ASSET BACKED CERTIFICATES                          RECORD DATE: 01/31/02
                                                          SERIES 1998-I                                 DETERMINATION DATE: 02/12/02
                                                 STATEMENT TO CERTIFICATEHOLDER                          DISTRIBUTION DATE: 02/15/02
                                                                                                                                   A

         SCHEDULE OF REMITTANCE
         ----------------------
   Aggregate Amount Received                                            3,164,050.06

   (Contingency Fee)                                                      (14,112.06)
   (Escrow)                                                               (22,531.47)
   (Late Charges)                                                         (38,838.62)
   (Servicer Fee)                                                         (14,112.07)
   (Unreimbursed Monthly Advance)                                               0.00
   Monthly Advance                                                          5,372.30
                                                                        ------------
                                                                          (84,221.92)

   AVAILABLE REMITTANCE AMOUNT                                          3,079,828.14
                                                                        ============

                                    EXHIBIT L

Outstanding Balance               65,152,295.84
# Accounts                                3,623

  FEES
   ----
   Contingency Fee                                                         14,112.06
   Expense Account                                                          1,077.68
   FHA Premium Account                                                      4,453.94
   Servicer Fee                                                            14,112.07
   Trust Administrator Fee                                                    820.67
   FHA Custodian Fee                                                           28.30
   Reimbursable to the Servicer - FHA Account                                 125.00

PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES

   10/01               11/01                   12/01
   ------              ------                  ------
   12.943%             12.952%                 12.956%






   DELINQUENT INFOR.                 # LOANS                       AMOUNT               PERCENTAGE
--------------------------------------------------------------------------------------------------
Delinquent 1-29 Days                   577                     11,503,852.62              17.66%
Delinquent 30-59 Days                  144                      2,671,214.70               4.10%
Delinquent 90 and over                  52                      1,061,834.98               1.63%
Loans in Foreclosure                    43                        889,223.20               1.36%
REO Property                             4                         99,476.12               0.15%
                                     -------------------------------------------------------------
TOTALS                                 883                     17,468,358.99              26.81%

WELLS FARGO BANK MINNESOTA, N.A.                      CUSTOMER SERVICE - CTSLINK
SECURITIES ADMINISTRATION SERVICES                       TELEPHONE: 304-815-6600
7485 NEW HORIZON WAY                                           FAX: 301-846-8152
FREDERICK, MD 21703

[FIRST UNION LOGO]                          THE MONEY STORE ASSET BACKED CERTIFICATES                          RECORD DATE: 01/31/02
                                                          SERIES 1998-I                                 DETERMINATION DATE: 02/12/02
                                                 STATEMENT TO CERTIFICATEHOLDER                          DISTRIBUTION DATE: 02/15/02
                                                                                                                                   A

                   COLLATERAL INFORMATION
                   ----------------------
      Accelerated Principal Distribution                                                          560,297.54
      Adjusted Mortgage Interest Rate                                                                  12.365%
      Aggregate Beginning Principal Balance of Loans                                            67,917,474.65
      Aggregate Ending Principal Balance of Loans                                               65,152,295.84
      Available Maximum Subordination Amount                                                    10,365,776.00
      Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)                              0.00
      Compensating Interest                                                                            406.63
      Curtailments                                                                                  88,788.59
      Excess and Monthly Payments                                                                  206,938.60
      FHA Payments and Related Payments Received                                                         0.00
      FHA Claims Filed During the Due Period                                                             0.00
      FHA Claims Paid during the Due Period                                                              0.00
      FHA Claims Denied by FHA During the Period                                                         0.00
      FHA Claims Pending by FHA during the Period                                                   24,496.36
      FHA Cumulative Claims Paid                                                                 2,114,693.99
      Interest Received                                                                            728,288.00
      Libor                                                                                           1.82000%
      Monthly Excess Spread Percentage                                                                100.000%
      Net Funds Cap                                                                                    12.444%
      Supplemental Account Interest Payment For:
           Class AH                                                                                      0.00
           Class MH-1                                                                                    0.00
           Class MH-2                                                                                    0.00
           Class BH                                                                                      0.00

Payments And Reimbursements to the Servicers Pursuant to:
     SECTION 5.04 (b)                                                                                    0.00
     SECTION 5.04 (c)                                                                                    0.00
     SECTION 5.04 (d)(ii)                                                                                0.00
     SECTION 5.04 (e)                                                                              (59,460.52)
     SECTION 5.04 (f)(i)                                                                            28,224.13
Principal Prepayments (Number / Amount)                                                108       2,036,529.61
Realized Losses (Current / Cumulative)                                          432,922.01      28,766,403.93
Reserve Amount                                                                                     (59,460.52)
Specified Subordinated Amount                                                                   10,300,000.00
Subordinated Amount                                                                              3,256,430.22
WAC                                                                                                    12.964%
WAM                                                                                                    195.90
Class Adjusted Mortgage Loan Remittance Rate                                                            2.631%

WELLS FARGO BANK MINNESOTA, N.A.                      CUSTOMER SERVICE - CTSLINK
SECURITIES ADMINISTRATION SERVICES                       TELEPHONE: 304-815-6600
7485 NEW HORIZON WAY                                           FAX: 301-846-8152
FREDERICK, MD 21703